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                                                             Exhibit No. 99.8(b)

                                    FORM OF
                        AMENDMENT TO CUSTODIAN CONTRACT



Amendment to Custodian Contract between MFS Institutional Trust, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, having a principal place of business at 500 Boylston Street, Boston, Massachusetts 02116 (hereinafter called the "Trust"), and State Street Bank and Trust Company , a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called the "Custodian").


WHEREAS: The Trust and the Custodian are parties to a Custodian Contract dated July 26, 1995, as amended (the "Custodian Contract");

WHEREAS: The Trust has established four new series of Shares (MFS Institutional Research Fund, MFS Institutional International Equity Fund, MFS Institutional Mid-Cap Growth Fund and MFS institutional Broad Market Fixed Income Fund (the "Series")) in addition to the initial series with respect to which it desires to have the Custodian render services as custodian under the terms of the Custodian Contract;

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby amend the Custodian Contract as follows:

1. Capitalized terms used herein without definition have the meanings ascribed to them in the Custodian Contract.

2. Pursuant to Section 16 of the Custodian Contract, the Trust and the Custodian hereby agree that the Custodian shall render services as custodian under the terms of the Custodian Contract to each Series and that each Series is hereby deemed a "Portfolio" as defined in the Custodian Contract.

3. Also pursuant to Section 16 of the Custodian Contract, the Trust on behalf of each Series has hereby elected to employ the State Street Global Custody Network, becoming a State Street Portfolio subject to Article 3A under the Custodian Contract.


   IN WITNESS WHEREOF, each of the parties has caused this Amendment to Custodian Contract to be executed in its name and behalf by its duly authorized representatives and its seal to be hereunder affixed as of the 30th day of November, 1995.


ATTEST:                                     MFS INSTITUTIONAL TRUST


By: ____________________                    By:     _________________________

                                            Title:  _________________________



ATTEST:                                     STATE STREET BANK AND TRUST
                                             COMPANY


By: ____________________                    By:     _________________________

                                            Title:  _________________________